Exhibit 4.2

NORANDA ALUMINUM ACQUISITION CORPORATION

and

the Guarantors from time to time party hereto

DEBT SECURITIES

FORM OF INDENTURE

Dated as of [                    ]

[                    ]

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
311(a)	7.11
312(a)	2.07
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.07
(c)	7.06, 13.02
314(a)	N.A.
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
315(a)	7.01
(b)	7.05, 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.11
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.06
318(a)	13.01
(c)	12.01

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

i

EXHIBITS

Exhibit A	FORM OF SECURITY

INDENTURE dated as of [        ] between NORANDA ALUMINUM ACQUISITION CORPORATION, a Delaware corporation (the “Company”), the GUARANTORS (as defined herein) and [            ], as trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture (as defined herein) to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities”) to be issued in one or more series as provided in this Indenture.

For and in consideration of the premises and purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities of each series thereof as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company (or any duly authorized committee thereof).

“Board Resolution” means a copy of a resolution duly adopted by the Board of Directors.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Noranda Aluminum Acquisition Corporation, and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by an Officer or, with respect to Sections 2.04, 2.08, 2.09, 2.12 and 9.05 any other employee of the Company named in an Officers’ Certificate delivered to the Trustee and delivered to the Trustee.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.03(a) hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Dollars” or “$” means the lawful currency of the United States of America.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Security” or “Global Securities” means any Security or Securities, as the case may be, in the form established pursuant to Section 2.02 hereof evidencing all or a part of a series of Securities issued to the Depositary of such series or its nominee and registered in the name of such Depositary or nominee.

“Government Securities” means (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

“Guarantee” means the guarantee of the obligations of the Company under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“Guarantor” means any Person that incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date,” when used with respect to any Security, means the stated maturity of an installment of interest on such Security.

“Issue Date” means the date on which any series of Securities is originally issued hereunder.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in New York City.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means Noranda Aluminum Holding Corporation, and any and all successors thereto.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Redemption Date,” when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture.

“Registered Security” means any Security in the form (to the extent applicable thereto) established pursuant to Section 2.01 hereof which is registered on the books of the Registrar.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 2.03(a) hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of the Indenture or any other officer of the Trustee with direct responsibility for the administration of the Indenture customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities” has the meaning assigned to it in the preamble to this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of any issue means a date fixed by the Trustee pursuant to Section 2.14 hereof.

“Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provisions (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as amended.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means [            ].

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02 Other Definitions.

Term	Defined in Section
“Covenant Defeasance”	8.03
“Defaulted Interest”	2.14
“Defeased Securities”	8.01
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Legal Defeasance”	8.02
“Paying Agent”	2.05
“Registrar”	2.05
“Successor Company”	5.01
“Successor Guarantor”	5.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities and the Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company, the Guarantors and any successor obligors upon the Securities or the Guarantees.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions; and

(f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.

THE SECURITIES

Section 2.01 Form Generally.

The Securities of each series shall be substantially in the form of Exhibit A hereto or in such other form as shall be established by delivery to the Trustee of an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange to which the Company or any Guarantor is subject or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities.

The certificated Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, provided that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

Section 2.02 Securities in Global Form.

If Securities of a series are issuable as a Global Security, as specified as contemplated by Section 2.03(a) hereof, then, notwithstanding clause (11) of Section 2.03(a) hereof and the provisions of Section 2.03(b) hereof, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof as required by Section 2.08 hereof.

Global Securities may be issued in either temporary or permanent form. Permanent Global Securities will be issued in definitive form.

The provisions of the last sentence of Section 2.04 hereof shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 13.04 or 13.05 hereof and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.04 hereof.

Notwithstanding the provisions of Sections 2.14 and 2.15 hereof, unless otherwise specified as contemplated by Section 2.03(a) hereof, payment of principal of and any interest on any Global Security shall be made to the Person or Persons specified therein.

None of the Company, the Trustee of such series of Securities, any Paying Agent or Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.03 Title and Terms.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established and, subject to Section 2.04 hereof, set forth, or determined in the manner provided, in an Officers’ Certificate or established in one or more indentures supplemental hereto, prior to the issuances of Securities of any series, any or all of the following, as applicable:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2) if there is to be a limit, the limit on the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered on registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 3.06 or 9.05 and except for any Securities that, pursuant to Section 2.02 or 2.04, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of that series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to that effect;

(3) whether the Securities are senior Securities or subordinated Securities and, if subordinated Securities, the subordination provisions and the applicable definition of “Senior Indebtedness”;

(4) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange those interests for Securities of that series and of like tenor of any authorized form and denomination and the circumstances under which those exchanges may occur, if other than in the manner provided in Section 2.02, and the initial Depositary for any Global Security or Securities of that series;

(5) (i) if other than provided herein, the Person to whom any interest on Securities of the series shall be payable, and (ii) the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14;

(6) the date or dates on which the principal of (and premium, if any, on) the Securities of the series is payable or the method of determination thereof;

(7) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which that interest shall accrue, the Interest Payment Dates on which that interest shall be payable and the Regular Record Date for the interest payable on any Securities on any Interest Payment Date;

(8) the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on the Securities of the series shall be payable;

(9) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions on which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company may exercise any such option, if different from those set forth herein;

(10) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions on which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to that obligation;

(11) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which any Securities of that series shall be issuable;

(12) if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Company or any other Person, in which payment of the principal of, premium (if any) and interest on the Securities of the series shall be payable;

(13) if the principal of, premium (if any) or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on the Securities of that series as to which that election is made shall be payable, and the periods within which and the terms and conditions on which that election is to be made;

(14) if the amount of payments of principal, premium (if any) and interest on the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which those amounts shall be determined;

(15) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable on declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02;

(16) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series pursuant to Article 8 or Article 12 or any modifications of or deletions from those conditions or limitations;

(17) any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company set forth in Article 4 pertaining to the Securities of the series;

(18) any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article 2;

(19) if the Securities of the series are to be convertible or exchangeable at the option of the Company or the occurrence of any condition or event, the terms and conditions for that conversion or exchange; provided that the Securities may only be convertible or exchangeable into the common stock, par value $0.01 per share, of Noranda Aluminum Holding Corporation, a Delaware corporation;

(20) if the Securities of the series shall have the benefits of any Guarantee and, if so, the identity of the Guarantor or Guarantors and the terms and provisions applicable to any such Guarantee;

(21) if the Securities shall be secured or unsecured and the terms and provisions applicable to any such security arrangements; and

(22) any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination, the rate or rates of interest, if any, Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an Officers’ Certificate pursuant to this Section 2.03(a) or in any indenture supplemental hereto.

All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

(b) Unless otherwise provided as contemplated by Section 2.03(a) hereof with respect to any series of Securities, the Securities of such series shall be issuable in denominations of $1,000 or integral multiples thereof.

Section 2.04 Execution, Authentication, Delivery and Dating.

Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture (and subject to delivery of an Officers’ Certificate or a supplemental indenture as set forth in Section 2.03(a) hereof with respect to the initial issuance of Securities of any series), the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. If the forms or terms of the Securities of the series have been established in or pursuant to one or more Officers’ Certificates as permitted by Sections 2.01 and 2.03(a) hereof, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) that the form or forms and terms of such Securities have been duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(b) that such Securities when authenticated and delivered by the Trustee or its authenticating agent and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to customary qualifications and exceptions, including enforceability exceptions.

Notwithstanding the provisions of Section 2.03(a) hereof and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or supplemental indenture otherwise required pursuant to Section 2.03(a) hereof and the Opinion of Counsel required by the preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[                         ],

as Trustee

By:
Authorized Officer

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.13 hereof together with a written statement (which need not comply with Section 13.04 or 13.05 hereof and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.05 Registrar and Paying Agent.

The Company shall maintain, with respect to each series of Securities, an office or agency where such Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

Section 2.06 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of holders of Securities of any series or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on such series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.07 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series of Securities and the Company shall otherwise comply with TIA § 312(a).

Section 2.08 Registration, Registration of Transfer and Exchange.

Upon surrender for registration of transfer of any Securities of a series at an office or agency of the Company designated pursuant to Section 4.02 hereof for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 2.12, 3.06 or 9.05 hereof, not involving any transfer).

Notwithstanding any other provisions (other than the provisions set forth in the fourth and fifth paragraphs) of this Section 2.08, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the holder of Securities of any series, Securities of such series may be exchanged for other Securities of the same series of any authorized denomination or denominations of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Unless otherwise specified as contemplated by Section 2.03(a) hereof, if the Securities of any series shall have been issued in the form of one or more Global Securities, such series of Securities in global form will be exchanged for Securities of such series in certificated form only if (i) the Depositary for the Securities of such series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and the Company fails within 90 days thereafter to appoint a successor Depositary, (ii) the Company in its sole discretion determines that the Securities of such series shall no longer be represented by such Global Security or Securities or (iii) a Default with respect to the Securities of such series shall have occurred and be continuing. In any such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series, will authenticate and deliver Securities of such series in certificated form and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form. In any such instance, an owner of a beneficial interest in either Global Security will be entitled to physical delivery in certificated form equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 or any larger amount that is an integral multiple thereof, and will be issued in registered form only, without coupons.

Notwithstanding the foregoing, except as otherwise specified in the preceding paragraph or as contemplated by Section 2.03(a) hereof, any Global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a Global Security are entitled to exchange such interests for certificated Securities of such series and of like principal amount and tenor but of another authorized form and denomination, as specified as contemplated by Section 2.03(a) hereof, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee certificated Securities in aggregate principal amount equal to the principal amount of such Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Depositary with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for certificated Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of certificated Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged which shall be in the form of Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that notwithstanding the last paragraph of this Section 2.08, no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date. If a Registered Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest (as defined herein), interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture.

Upon the exchange of a Security in global form for Securities in certificated form, such Security in global form shall be cancelled by the Trustee. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and a certificate of their destruction delivered to the Company. Securities issued in exchange for a Security in global form pursuant to this Section 2.08 hereof shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities as instructed in writing by the Depositary.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of 15 Business Days before any selection of Securities of such series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security of any series so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 2.09 Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.10 Outstanding Securities.

The Securities of any series outstanding at any time are all the Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9 hereof). In addition, in determining whether the Holders of the requisite principal amount of outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Security denominated in a foreign currency or currencies shall be the dollar equivalent, as determined on the date of original issuance of such Security, of the principal amount of such Security.

If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities of such series owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of that series that the Trustee knows are so owned shall be so disregarded.

Section 2.12 Temporary Securities.

Until certificates representing Securities of any series are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities of the same series in exchange for temporary Securities.

Holders of temporary Securities of any series shall be entitled to all of the benefits of this Indenture as permanent Securities of the same series.

Section 2.13 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14 Payment of Interest.

Unless otherwise provided as contemplated by Section 2.03(a) hereof with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

If the Company defaults in a payment of interest on the Securities of any series which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders of the series on a subsequent Special Record Date, in each case at the rate provided in the Securities of that series and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Securities of a series and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of the series a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.15 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantors, the Trustee, any Paying Agent, the Registrar and any agent of any of the foregoing may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (except as otherwise specified as contemplated by Section 2.03(a) hereof and subject to Sections 2.08 and 2.14 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors, the Trustee, any Paying Agent, the Registrar or any agent of any of the foregoing shall be affected by notice to the contrary.

None of the Company, the Guarantors, the Trustee, any Paying Agent, the Registrar or any agent of any of the foregoing will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.16 Computation of Interest.

Except as otherwise specified as contemplated by Section 2.03(a) hereof for Securities of any series, (i) interest on any Securities which bear interest at a fixed rate shall be computed on the basis of a 360-day year comprised of twelve 30-day months and (ii) interest on any Securities which bear interest at a variable rate shall be computed on the basis of the actual number of days in an interest period divided by 360.

Section 2.17 CUSIP Numbers.

The Company, in issuing the Securities, may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of a series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01 Right to Redeem; Notices to Trustee.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.03(a) hereof for Securities of any series) in accordance with this Article 3. If the Company elects to redeem Securities of any series, it shall furnish to the Trustee, at least 30 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities of such series to be redeemed, (iv) any other information necessary to identify the Securities of such series to be redeemed and (v) the Redemption Price.

Section 3.02 Selection of Securities to Be Redeemed.

Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to any series of Securities, if less than all of the Securities of a series are to be redeemed or purchased in an offer to repurchase at any time, the Trustee will select the Securities to be redeemed or purchased among the Holders of the Securities of that Series in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee in its sole discretion shall deem to be fair and appropriate. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Unless otherwise specified as contemplated by Section 2.03(a) hereof, Securities and portions of Securities selected will be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03 Notice of Redemption to Holders.

Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to any series of Securities, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

The notice shall identify the Securities to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all the outstanding Securities of any series are to be redeemed, the identification (and in the case of partial redemption, the principal amount) of the particular Security to be redeemed;

(d) that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(e) the name and address of the Paying Agent;

(f) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(g) that, unless the Company defaults in making such redemption payment, interest, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date;

(h) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(i) that the redemption is for a sinking fund, if such is the case; and

(j) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 35 days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notwithstanding the foregoing, a redemption notice may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Securities or satisfaction and discharge of this Indenture.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price; provided that a notice of redemption may specify that the redemption provided for therein is conditional upon the satisfaction of one or more conditions precedent, including the completion of any merger, acquisition or financing transaction.

Section 3.05 Deposit of Redemption Price.

Prior to 12:00 noon (Eastern Standard Time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on all Securities of a series to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Securities to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Regular Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

Section 3.06 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Securities.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. (noon) Eastern Standard Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain in each place of payment for any series of Securities an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities of a series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company also may from time to time designate one or more other offices or agencies where the Securities of a series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place of payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 2.03(a) hereof, the Corporate Trust Office for the Trustee shall be the place of payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefore, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the procedures of the Depositary for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03 [Reserved.]

Section 4.04 Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company following the Issue Date a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture.

ARTICLE 5.

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) Unless otherwise specified as contemplated by Section 2.03(a) hereof, the Company will not consolidate, amalgamate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States, any State thereof, the District of Columbia or any territory thereof and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture; provided that in the case where the Successor Company is not a corporation, a co-obligor of the Securities is a corporation;

(2) immediately after giving pro forma effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Successor Company (if other than the Company) shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance transfer or lease and such supplemental indenture (if any) comply with the indenture.

For purposes of this covenant, the conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the conveyance, transfer or lease, as applicable, of all or substantially all of the assets of the Company.

Notwithstanding the foregoing clause (2) of this Section 5.01(a), (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Company, and (B) the Company may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of indebtedness of the Company and its Restricted Subsidiaries is not increased thereby. This Section 5.01(a) will not apply to a transfer, conveyance or lease of assets between or among the Company and its Restricted Subsidiaries.

(b) Unless otherwise specified as contemplated by Section 2.03(a) hereof, no Guarantor will, and the Company shall not permit any Guarantor to, consolidate, amalgamate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person unless either:

(1) (A) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a Person organized and existing under the laws of the United States, any State thereof, the District of Columbia or any territory thereof and the Successor Guarantor (if not a Guarantor) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the trustee, in form reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Securities and this Indenture; and

(B) the Successor Guarantor (if not a Guarantor) shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance transfer or lease and such supplemental indenture (if any) comply with the Indenture.; or

(2) such Guarantor (other than Parent) ceases to be a Subsidiary of the Company and such transaction is otherwise permissible pursuant to the terms of the Indenture and the Securities.

Notwithstanding the foregoing, (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Guarantor, (B) any Guarantor may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Company or any other Guarantor and (C) any Guarantor may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Guarantor in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company or corporation, as applicable, so long as the amount of indebtedness of the Company and its Restricted Subsidiaries is not increased thereby. This Section 5.01(b) will not apply to a transfer, conveyance or lease of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02 Successor Company Substituted.

Upon any consolidation or merger, or any conveyance, transfer or lease in accordance with the provisions of Section 5.01 hereof, the Successor Company or Successor Guarantor formed by such consolidation or into which the Company or a Guarantor, as applicable, is merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as applicable, under this Indenture with the same effect as if such Successor Company or Successor Guarantor had been named as the Company or such Guarantor, as applicable, therein. When a Successor Company or Successor Guarantor assumes all the obligations of its predecessor under this Indenture and the Securities following a consolidation or merger, or any conveyance, transfer or lease of the assets of the predecessor in accordance with the foregoing provisions, the predecessor, except in the case of a lease, shall be released from the obligations to pay the principal of and interest on the Securities.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to any series of Securities, an “Event of Default” occurs, with respect to each series of Securities individually, if:

(a) the Company defaults in the payment when due of interest on the Securities of such series and such default continues for a period of 30 days;

(b) the Company defaults in the payment when due of principal of or premium, if any, on the Securities of such series when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(c) the Company fails to comply with any of the provisions of Section 5.01 hereof;

(d) the Company fails to observe or perform any other covenant or other agreement in this Indenture applicable to such series of Securities or the Securities of such series for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding voting as a single class;

(e) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its assets, or

(iv) makes a general assignment for the benefit of its creditors;

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the assets of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

(iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(g) any other Event of Default provided with respect to the Securities of that series, which is specified in a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.03(a) hereof.

Section 6.02 Acceleration.

If any Event of Default (other than an Event of Default specified in clause (e) or (f) of Section 6.01 hereof with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of that series may declare the principal of and accrued but unpaid interest on all the Securities of that series to be due and payable immediately. Upon any such declaration, the Securities of that series shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (e) or (f) of Section 6.01 hereof occurs and is continuing with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, the principal of and interest on all outstanding Securities of that series shall be ipso facto immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities. The Holders of a majority in aggregate principal amount of the then outstanding Securities of a series by written notice to the Trustee may on behalf of all of the Holders of such series of Securities rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of a series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security of such series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of a series by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities of that series (including in connection with an offer to repurchase) (provided, however, that pursuant to Section 6.02 of this Indenture the Holders of a majority in aggregate principal amount of the then outstanding Securities of a series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of such Securities or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of any Security of any series may pursue a remedy with respect to this Indenture or such series of Securities unless:

(a) the Holder of a Security of such series has previously given the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(c) the Holder of a Security of such series or Holders of Securities of such series offer and, if accepted, provide to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with the request.

A Holder of any Security may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders of Securities to Receive Payment and Convert.

Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right to receive payment of principal of, premium, if any, and interest on such Security, on or after the respective due dates expressed in such Security (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities of any series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of any series allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Securities of that series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities for amounts due and unpaid on the Securities of any series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that series for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security of any series pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE 7.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Other than with respect to an Event of Default in the payment when due of interest or an Event of Default in the payment when due of principal of or premium, the Trustee shall not be deemed to have knowledge of Events of Default unless a Responsible Officer has actual knowledge or receives written notice of such Event of Default in accordance with Section 13.02 and such notice references the Securities and this Indenture.

(b) With respect to the Securities of any series, except during the continuance of an Event of Default with respect to Securities of such series:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may consult with counsel of its own selection and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the

Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing with respect to a series of Securities and the Trustee has notice of such Default as described in Section 7.01(a) hereof, the Trustee shall mail to holders of Securities of such series a notice of the Default within 90 days after it occurs; provided, however, that in any event the Trustee shall not be required to mail such notice until 10 days after a Responsible Officer of the Trustee receives notice of such Default as described in Section 7.01(a) hereof of such Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of the Holders of the Securities. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action it is taking or proposes to take in respect thereof.

Section 7.06 Reports by Trustee to Holders of the Securities.

Within 60 days after each January 31 beginning with the January 31 following the date of this Indenture, and for so long as Securities of any series remain outstanding, the Trustee shall mail to the Holders of the Securities of such series a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(1). The Trustee also shall transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and each Guarantor, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or any Guarantee against the Company or any Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Guarantor of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. Neither the Company nor any Guarantor shall be required to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities of any series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities of any series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to Securities of a particular series, the Company may elect, at its option, at any time, to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any series designated pursuant to Section 2.03(a) hereof as being defeasible (the “Defeased Securities”) in accordance with any additional requirements provided pursuant to Section 2.03(a) hereof and upon compliance with the conditions set forth below in this Article 8. Any such election shall be evidenced by a Board Resolution set forth in an Officers’ Certificate or in another manner specified as contemplated by Section 2.03(a) hereof for such Securities.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option (if any) to have this Section 8.02 applied to any Securities of any series, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Defeased Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Defeased Securities, this Indenture and the Guarantees (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Defeased Securities to receive solely from the trust fund under Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Defeased Securities when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Article 2 and Section 4.01 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. If the Company exercises its Legal Defeasance option, payment of the Securities of the applicable series may not be accelerated because an Event of Default with respect thereto.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option (if any) to have this Section 8.03 applied to any Securities of any series the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under Articles 5, Section 6.01(c), Section 6.01(d) and Sections 6.01(e) and 6.01(f) hereof with respect only to Significant Subsidiaries and such other provisions as may be provided as contemplated by Section 2.03(a) hereof with respect to Securities of a particular series and with respect to the outstanding Defeased Securities on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Defeased Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Defeased Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Defeased Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Defeased Securities, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such Defeased Securities and the Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) and (d), and Sections 6.01(e) and (f) with respect only to Significant Subsidiaries, hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to a series of outstanding Securities:

Unless otherwise specified as contemplated by Section 2.03(a) hereof with respect to any series of Securities, in order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on the outstanding Securities of such series on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

(b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date this Indenture was first executed, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(d) the Legal Defeasance or Covenant Defeasance, as applicable, shall not result in or constitute a Default or Event of Default under this Indenture.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Defeased Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Defeased Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Defeased Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any

Securities of a series and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such series of Securities shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Guarantees and the Defeased Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest on any Defeased Securities following the reinstatement of its obligations, the Company or such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Defeased Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Securities.

Notwithstanding Section 9.02 hereof, the Company and the Trustee at any time and from time to time may amend this Indenture or enter into one or more indentures supplemental hereto without the consent of any Holder of a Security for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(c) to provide for the assumption by a Successor Company of the Company’s obligations to the Holders of the Securities or a series by a successor pursuant to Article 5;

(d) to provide for the assumption by a Successor Guarantor of a Guarantor’s obligations under this Indenture and its Guarantee pursuant to Article 5;

(e) to add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders of the Securities of any series or to surrender any right or power herein conferred on the Company or any Restricted Subsidiary;

(f) to add any additional Events of Default with respect to all or any series of the Securities (and, if any such Event of Default is applicable to less than all series of Securities, specifying the series to which that Event of Default is applicable);

(g) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.02 or 8.03; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of that series or any other series of Securities;

(h) to comply with requirements of the SEC in connection with the qualification of this Indenture under the TIA;

(i) to add Guarantees with respect to Securities of any series;

(j) to make changes relating to the transfer and legending of the Securities;

(k) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08 hereof;

(l) to mortgage, pledge, hypothecate or grant a security interest for the benefit of the Holders of Securities of any series as additional security for the payment and performance of the Company’s obligations herein in any property or assets;

(m) to add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), provided that, any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such outstanding Security;

(n) to establish the form and terms of Securities of any series permitted by Sections 2.01 and 2.03(a) hereof, respectively;

(o) to make any change that does not adversely affect the rights of any Holder; or

(p) to effect any provision of this Indenture or to make certain changes to this Indenture to provide for the issuance of additional Securities of an existing or new series.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Securities.

Except as provided below in this Section 9.02, the Company and the Trustee may amend this Indenture with the consent of the Holders of at least a majority in principal amount of the Securities of each series then outstanding and may amend the Securities of any series with the consent of the Holders of at least a majority in principal amount of the Securities of such series (in any case including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Securities), and, subject to Sections 6.04 and 6.07 hereof and except as otherwise provided below in this Section 9.02, any existing Default or Event of Default with respect to a particular series of Securities (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on such Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or such Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of such series voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Securities).

Upon the request of the Company, and upon delivery to the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Notwithstanding anything provided herein or otherwise, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Securities of such series held by a non-consenting Holder):

(a) reduce the amount of Securities whose Holders must consent to an amendment, or waiver;

(b) reduce the rate of or extend the time for payment of interest, including default interest, on any Security;

(c) reduce the principal of, premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security;

(d) reduce the premium, if any, payable on the redemption of any Security or change the time at which any Security may or shall be redeemed;

(e) make any Security payable in money other than that stated in the Security;

(f) impair the right of any Holder to receive payment of principal, premium (if any) and interest on any Security on or after the due date therefor or to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

(g) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 6.04 or 6.07 or make any change in this sentence of Section 9.02;

(h) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on the Securities;

(i) modify the provisions relating to the ranking or priority of any of the Securities in a manner adverse to the Holder of that Security; or

(j) change such other matters as may be specified pursuant to Section 2.03(a) hereof.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities of any series shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Securities if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security of a series thereafter authenticated. The Company in exchange for all Securities of a series may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities of such series that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel (notwithstanding that no Opinion of Counsel is required in the case of the addition of a Guarantor) stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.

ARTICLE 10.

GUARANTEES

SECTION 10.01. Guarantees. (a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and their respective successors and assigns the due and punctual payment of the principal of and interest on the Securities, when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Securities, to the extent lawful, and the due and punctual payment of all obligations of the Company to the Holders of the Securities or the Trustee, all in accordance with the terms of the Securities and this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Security or the Indebtedness evidenced thereby (except as expressly required hereunder, including pursuant to Article Six hereof) and all demands whatsoever, and covenants that this Guarantee shall not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

(c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 8.02, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f) Each Guarantor agrees that its Guarantee herein shall be a continuing guarantee. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor herein not constitute a fraudulent conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Guarantee.

(b) A Guarantee herein as to any Guarantor that is a Subsidiary of the Company shall automatically terminate and be of no further force or effect and such Guarantor shall automatically be deemed to be released from all obligations under this Article 10 upon:

(i) (A) the sale, disposition or other transfer (including through merger or consolidation or any foreclosure of any pledge or security interest securing any secured indebtedness of the Company) of the Capital Stock of the applicable Guarantor, following which the applicable Guarantor is no longer a Restricted Subsidiary, if such sale, disposition or other transfer is made in compliance with this Indenture,

(B) the Company designating such Guarantor to be an Unrestricted Subsidiary in accordance with the terms of this Indenture,

(C) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Securities pursuant to this Indenture, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary of the Company or such Restricted Subsidiary or the repayment of the Indebtedness, in each case, which resulted in the obligation to guarantee the Securities, or

(D) the Company’s exercise of its defeasance option under Article 8, or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture; and

(ii) In the case of clause (b)(i)(A) above, the release of such Guarantor from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, all other indebtedness of the Company or any Restricted Subsidiary.

The Parent’s Guarantee shall be automatically and unconditionally released only at such time as all of the Company’s obligations under the Securities and the Indenture have been discharged in a manner not in violation of the terms of the Indenture.

Upon request of the Company, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to this Indenture shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor herein is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

SECTION 10.07. Non-Impairment. The failure to endorse a Guarantee herein on any Security shall not affect or impair the validity thereof.

ARTICLE 11.

[RESERVED.]

ARTICLE 12.

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

Except as otherwise contemplated by 2.03(a) hereof, this Indenture will be discharged and will cease to be of further effect with respect to any series of Securities specified by the Company, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when:

(a) either:

(i) all Securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed Securities of such series that have been replaced or paid and Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii) all Securities of such series that have not been delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) if redeemable at the option of the Company, have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the such Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued interest on the Securities of such series to the date of maturity or redemption together with irrevocable instruction from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Company and/or the Guarantors have paid or caused to be paid all other sums payable by them under this Indenture; and

(c) the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied or waived.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof shall survive.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities of a series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any funds in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the funds held by the Trustee or Paying Agent.

ARTICLE 13.

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 13.02 Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

Noranda Aluminum Acquisition Corporation

801 Crescent Centre Drive, Suite 600

Franklin, TN 37067

Facsimile: [                            ]

Attention: General Counsel

If to the Trustee:

[                    ] [                    ]

[                    ]

[                    ]

Facsimile: [                    ]

Attention: [                    ]

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication also shall be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or waived; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or waived.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 13.08 Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE GUARANTEES AND THE SECURITIES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NORANDA ALUMINUM ACQUISITION CORPORATION

By:
Name:
Title:

NORANDA ALUMINUM HOLDING CORPORATION, as Guarantor

By:
Name:
Title:

NORANDA INTERMEDIATE HOLDING CORPORATION, as Guarantor

By:
Name:
Title:

NORANDA ALUMINUM, INC., as Guarantor

By:
Name:
Title:

NORANDAL USA, INC., as Guarantor

By:
Name:
Title:

GRAMERCY ALUMINA HOLDINGS INC., as Guarantor

By:
Name:
Title:

GRAMERCY ALUMINA HOLDINGS II, INC., as Guarantor

By:
Name:
Title:

NORANDA ALUMINA LLC, as Guarantor

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title:

EXHIBIT A

[Face of Security]

CUSIP__________

[TITLE OF SECURITIES]

No.____	$	_________

NORANDA ALUMINUM ACQUISITION CORPORATION

promises to pay to ______________ or registered assigns, the principal sum of _____________

Interest Payment Dates [ ] and [ ], commencing on [ ]

Record Dates: [    ] and [    ]

Dated: ___________, ____

NORANDA ALUMINUM ACQUISITION CORPORATION

By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture:

[__________________________________],
as Trustee

By:
Authorized Signatory

[Back of Security]

[TITLE OF SECURITIES]

[Insert the Global Security Legend, if applicable pursuant to the provisions of this Indenture]

[Insert any legend required by the Internal Revenue Code and the regulations thereunder]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest.

Noranda Aluminum Acquisition Corporation, a Delaware corporation (herein the “Company” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                     or registered assigns, the principal sum of                     [Dollars] [if other than Dollars, substitute other currency units] on                 ,                  [if the Security is to bear interest prior to Stated Maturity, insert — , and to pay interest thereon from                                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for], [semiannually] [if other than semi-annual interest at a fixed rate, insert frequency of payment and payment dates] on and                      in each year, commencing                     , and at the Stated Maturity thereof, at [if the Security is to bear interest at a fixed rate, insert — the rate of ___% per annum], [if the Security is to bear interest at a rate determined with reference to one or more formula, refer to description index below] until the principal hereof is paid or made available for payment] [if applicable, insert — , and (to the extent that the payment of such interest shall be legally enforceable) at [if the Security is to bear interest at a fixed rate, insert — the rate of % per annum on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment]. Interest shall be computed on the basis of [a 360-day year of twelve 30-day months] [if another basis of calculating interest is to be different, insert a description of such method.]

2. Method of Payment.

The Company will pay interest on the Securities on each [            ] and [            ] to the Persons who are registered Holders of the relevant Securities at the close of business on the [            ] or [            ] next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in [            ], [if applicable, insert —; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the list provided by the Company to the Registrar and provided, further, that if this Security is a Global Security, payment may be made pursuant to the applicable procedures of the Depositary as permitted in said Indenture]. Such payment shall be in such coin or currency of [the United States of America] [insert other currency or currency unit, if applicable] as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

Initially, the Trustee under th3 Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture.

This Security is one of a duly authorized issue of Securities of the Company issued and to be issued in one or more series under an Indenture, dated as of                     ,                      (herein called the “Indenture”), among the Company, the Guarantors party thereto (the “Guarantors”) and                         , as Trustee (herein called the “Trustee” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations pursuant to the terms of the Indenture.

5. Redemption.

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days notice by mail, [if applicable, insert — (1) on                          in any year commencing with the year                      and ending with the year                      through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after                     ,                     ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed [if applicable insert — on or before                     , ___%, and if redeemed] during the 12-month period beginning of the                          years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to             % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose stated maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days notice by mail, (1) on                 in any year commencing with the year and ending with the year                 through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after                         ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                      of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose stated maturity is on or prior to such Redemption Date will be payable to the Holders of such securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The sinking fund for this series provides for the redemption on in each year beginning with the year                 and ending with the year                  of [if applicable, insert — not less than $                 (“mandatory sinking fund”) and not more than] $                 aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — in the inverse order in which they become due].]

[If applicable, insert — The Securities are subject to redemption, as a whole at any time or in part from time to time, at the sole election of the Company, upon not less than 30 or more than 60 days notice by mail to the Trustee at a Redemption Price equal to $                 .]

[If applicable, insert — The Holder of this Security shall have the right to require the Company to pay this Security in full on                 ,          by giving the Company or the Registrar written notice of the exercise of such right not less than 30 or more than 60 days prior to such date.]

[If the Security is subject to redemption, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert — This Security is not subject to redemption prior to maturity.]

6. Denominations, Transfer, Exchange.

[If applicable, insert — The Securities of this series are issuable only in registered form without coupons in denominations of $             and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are ex-changeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. A Holder may register the transfer or exchange of the Security as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

[If applicable, insert — The Securities of this series will be represented by one or more Global Securities registered in the name of                 , (the “Depositary”), or a nominee of the Depositary. So long as the Depositary, or its nominee, is the registered holder and owner of this Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Securities for all purposes under the Indenture. The Global Security may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee (“participants”). Ownership of beneficial interests in a Global Security will be shown on, and the transfer of those ownership interests will be effected through, records maintained by the Depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global Security).]

[If applicable, insert — The Securities represented by this Global Security are exchangeable for Securities in certificated form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its discretion at any time determines not to have all of the Securities of this series represented by the Global Security and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Security that is exchangeable pursuant to the preceding sentence is exchangeable only for Securities of this series.]

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

7. Persons Deemed Owners.

The registered Holder of a Security may be treated as its owner for all purposes.

8. Amendment, Supplement and Waiver.

Subject to certain exceptions, this Indenture and the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such waiver. Without the consent of any Holder of a Securities of each series affected by such amendment or supplement, this Indenture and the Securities may be amended or supplemented to, among other things, (a) cure any ambiguity, omission, defect or inconsistency; (b) provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (c) provide for the assumption by a Successor Company of the Company’s obligations to Holders of the Securities pursuant to Article of the Indenture; (d) provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under the Indenture and its Guarantee; (e) add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders of the Securities of any series or to surrender any right or power herein conferred on the Company or any Restricted Subsidiary; (e) add any additional Events of Default with respect to the Securities; (f) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.02 or 8.03; provided, however, that any such action shall not adversely affect the interest of the Holders; (g) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; (h) add any Guarantee with respect to the Securities; (i) make changes relating to the transfer and legending of the Securities; (j) evidence or provide for acceptance of appointment of a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08 of the Indenture; (k) mortgage, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Securities as additional security for the payment and performance of the Company’s obligations herein in any property or assets; (l) add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), provided that, any such addition, change or elimination set forth in clause (l) above (A) shall neither (x) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (y) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such outstanding Security; (m) make any change that does not adversely affect the rights of any Holder; or (n) effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Securities.

9. Defaults and Remedies.

Events of Default include: (a) default for 30 days in the payment when due of interest on the Securities; (b) default in payment when due of principal of or premium, if any, on the Securities when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (c) failure by the Company to comply with Section 5.01 of the Indenture; (d) failure by the Company for 60 days to comply with certain other agreements in this Indenture or the Securities; and (e) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default (other than an Event of Default specified in clause (e) or (f) of Section 6.01 hereof with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, the principal of and interest on all outstanding Securities shall be ipso facto immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities. Holders may not enforce this Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it in good faith determines that withholding notice is in their best interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities (including in connection with an offer to repurchase). The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action it is taking or proposes to take in respect thereof.

10. Trustee Dealings with Company.

The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

11. No Recourse Against Others.

A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

12. [Reserved.]

13. Authentication.

This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of this Indenture. Requests may be made to:

Noranda Aluminum Acquisition Corporation

801 Crescent Centre Drive, Suite 600

Franklin, TN 37067

Facsimile: [            ]

Attention: General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint____________________________________________________________________________________

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Security Custodian

*	This schedule should be included only if the Security is issued in global form.